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                                                                    EXHIBIT 10.5


                              UNANIMOUS CONSENT OF
                           THE BOARD OF DIRECTORS OF
                              QUEST MEDICAL, INC.

         The undersigned, being all of the directors of Quest Medical, Inc., a Texas corporation (the "Company"), pursuant to Article 9.10(B) of the Texas Business Corporation Act, hereby execute this consent for the purpose of adopting the following resolutions of the Board of Directors, to the same extent and to have the same force and effect as a vote of all of the directors at a formal meeting of the directors of the Company duly called and held for the purpose of acting upon proposals to adopt such resolutions.

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                  WHEREAS, the Board of Directors desires to retain certain key employees, to encourage such employees to own stock of the Company and to give such employees added incentive to advance the interest of the Company;

                  RESOLVED, that the following key employees ("Employees") be, and they hereby are, granted options to purchase the following number of shares of Common Stock at an exercise price and on the terms and
         conditions set forth   below:

                                     Number of Shares
                                       Subject to                      Exercise
         Employee                        Option                          Price
         --------                        ------                          -----
         Thomas C. Thompson              100,000                          $1.50
         Jack E. Meyer                   70,000                           $1.50
         F. Robert Merrill               50,000                           $1.50
         William A. Franklin             50,000                           $1.50
         Mark O. Samples                 30,000                           $1.50

         Such options shall be exercisable during the Employee's lifetime only by him or by his guardian or legal representative, and an option shall not be transferable other than by will or the laws of descent and distribution. In the event that an Employee shall cease to be in the employ of the Company or any of its subsidiaries for any reason other than death (and shall not thereupon become an employee of the subsidiaries or the Company), the unexercised portion of the option granted to such Employee shall terminate on the date that is three (3) months from the date of such Employee's termination of employment; provided, however, that (i) in the event the employment of the Employee is terminated for dishonesty or other acts detrimental to the interests of the Company or the subsidiaries, or for any breach by Employee of any employment contract with the Company or one of the subsidiaries, or (ii) if after Employee's employment is terminated, Employee commits acts that are determined by the Company to be detrimental to the interests of the Company or the subsidiaries, then the options granted to such Employee hereunder shall be null and void after such determination is made. In the event an Employee dies while





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         in the employ of the Company or a subsidiary, any option granted to him hereunder shall be exercisable within the twelve (12) month period commencing on the date following the date of his death or within the time permitted for the exercise of the option set forth below, whichever date first occurs, and then only (i) by the person or persons (hereinafter sometimes referred to as "Successors") to whom the Employee's rights under the option shall pass by the Employee's will or the laws of descent and distribution, and (ii) if and to the extent that the Employee was entitled to exercise the option on the date of his death. Such option, to the extent not exercised within the above period after the date of the Employee's death, shall, upon the expiration of the period, terminate. No option granted hereunder shall be exercisable after the expiration of ten (10) years and one
         (1) day from the date hereof. Nothing herein or in any option granted hereunder shall require the Company to issue any shares upon exercise of any option if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. At the time of any exercise of an option, the Company may, as a condition precedent to the exercise of such option, require from the Employee (or in the event of his death, his legal representatives, legatees or distributees), such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such option and such written covenants and agreements, if any, as to the manner of disposal of such shares, as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by such Employee (or in the event of his death, his legal representatives, legatees or distributees), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable state of federal statute or regulation, as then in effect.

                 RESOLVED, that in connection with the grant of the foregoing options to the Employees, the Board of Directors hereby approves the reservation of 300,000 shares of the Common Stock out of the authorized shares of Common stock of the Company for the purpose of issuing shares of Common Stock upon exercise of the foregoing options granted to the Employees.

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